NEWS	Exhibit 99.1

Tara Kurian
VP, Corporate Finance and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2024 Q1 Financial Results
Q1 Diluted EPS of $(0.96) and Q1 Adjusted Diluted EPS of $0.70
Retired $83.6M of Convertible Notes

TAMPA, Fla., May 7, 2024 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2024 (“Q1 2024”) compared to the first quarter 2023 (“Q1 2023”).

CEO Comments
“The first quarter was a solid start to the year, as sales and profit met our expectations,” said David Deno, CEO. “After a slower start, sales trends strengthened throughout the quarter. Our sales performance is well ahead of the casual dining industry as our marketing and operations initiatives are paying off, especially at Outback.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted (loss) earnings per share to Adjusted diluted earnings per share for the periods indicated (unaudited):

	Q1
	2024	2023	CHANGE
Diluted (loss) earnings per share	$(0.96)	$0.93	$(1.89)
Adjustments (1)	1.66	0.05	1.61
Adjusted diluted earnings per share (1)	$0.70	$0.98	$(0.28)

___________________
(1)Adjustments for Q1 2024 primarily include losses in connection with the retirement of $83.6 million of our outstanding convertible notes and charges in connection with the 2023 Closure Initiative, as further discussed below. See non-GAAP Measures later in this release.

First Quarter Financial Results

(dollars in millions, unaudited)	Q1 2024	Q1 2023	CHANGE
Total revenues	$1,195.3	$1,244.7	(4.0)%

GAAP operating income margin	6.4%	9.7%	(3.3)%
Adjusted operating income margin (1)	7.5%	9.7%	(2.2)%

Restaurant-level operating margin (1)	16.0%	17.9%	(1.9)%
Adjusted restaurant-level operating margin (1)	16.0%	17.9%	(1.9)%
___________________
(1)See non-GAAP Measures later in this release. Also see Tables Four and Six for details regarding the nature of restaurant-level and operating income margin adjustments, respectively.

•As described in the table below, our Q1 2024 fiscal calendar began one week later than Q1 2023. This shift impacts the comparability of the two periods. Q1 2023 includes several high-volume days between December 26th and December 31st. Q1 2024 excludes these high-volume days. This shift had a negative impact of approximately $16.5 million on comparable restaurant sales and $0.06 on adjusted diluted earnings per share.

First Quarter Fiscal Calendar Calculation Dates
January 1, 2024 - March 31, 2024
vs.
December 26, 2022 - March 26, 2023

•The decrease in Total revenues was primarily due to: (i) lower comparable restaurant sales including the impact of the one-week shift in the fiscal calendar, (ii) the net impact of restaurant closures and openings and (iii) the impact of the Brazil value added tax exemptions during 2023. The decrease was partially offset by the effect of foreign currency translation.

•GAAP operating income margin decreased from Q1 2023 primarily due to: (i) a decrease in restaurant-level operating margin, as detailed below, (ii) the impacts of the 2023 Closure Initiative, (iii) higher depreciation and amortization expense and (iv) the impact of lapping the Brazil value added tax exemption.

•Restaurant-level operating margin decreased from Q1 2023 primarily due to: (i) lower comparable restaurant sales including the impact of the one-week shift in the fiscal calendar, (ii) higher labor, other operating expenses, and commodity costs driven by inflation, and (iii) higher advertising expense. These decreases were offset by an increase in average check per person and the impact of certain cost saving and productivity initiatives.

•Adjusted income from operations excludes impairment and closure costs in connection with the 2023 Closure Initiative.

First Quarter Comparable Restaurant Sales(1)

THIRTEEN WEEKS ENDED MARCH 31, 2024	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(1.2)%
Carrabba’s Italian Grill	0.4%
Bonefish Grill	(4.9)%
Fleming’s Prime Steakhouse & Wine Bar	(2.0)%
Combined U.S.	(1.6)%

International
Outback Steakhouse - Brazil (2)	(0.7)%
___________________
(1)For Q1 2024, comparable restaurant sales compare the thirteen weeks from January 1, 2024 through March 31, 2024 to the thirteen weeks from January 2, 2023 through April 2, 2023.
(2)Excludes the effect of fluctuations in foreign currency rates and the benefit of Brazil value added tax exemptions during the thirteen weeks from January 2, 2023 through April 2, 2023. Includes trading day impact from calendar period reporting.

Dividend Declaration, Share Repurchases and 2025 Notes Retirement
On April 23, 2024, our Board of Directors declared a quarterly cash dividend of $0.24 per share, payable on May 31, 2024 to stockholders of record at the close of business on May 20, 2024.

On February 13, 2024, our Board of Directors canceled $57.5 million of remaining authorization under our prior share repurchase program and approved a new $350.0 million authorization. The 2024 Share Repurchase Program includes capacity above our normal share repurchases activity to provide flexibility in retiring our convertible senior notes at or prior to their May 2025 maturity (the “2025 Notes”). The 2024 Share Repurchase Program will expire on August 13, 2025.

On February 29, 2024, we entered into exchange agreements with certain holders of our 2025 Notes. We delivered an aggregate of approximately 7.5 million shares of common stock and $3.3 million in cash, in exchange for $83.6 million in aggregate principal amount of the 2025 Notes.

On March 1, 2024, the Company entered into an accelerated share repurchase agreement (the “ASR Agreement”), in connection with the 2024 Share Repurchase Program to repurchase $220 million of the Company’s common stock.

Under the ASR Agreement, the Company made an aggregate payment of $220.0 million and received an aggregate initial delivery of approximately 6.5 million shares of common stock on March 4, 2024, representing approximately 80% of the total shares that were estimated to be repurchased under the ASR Agreement based on the price per share of common stock on that date. On April 23, 2024, the Company received 1.4 million additional shares of common stock in connection with the final settlement of the ASR Agreement.

2023 Closure Initiative
In Q4 2023, we made the decision to close 36 predominantly older, underperforming restaurants and three U.S. and two international Aussie Grill restaurants. We have completed all restaurant closures under the 2023 Closure Initiative and incurred severance and closure charges of $13.0 million during Q1 2024.

Fiscal 2024 Financial Outlook
The table below presents our updated expectations for selected 2024 financial operating results. We are reaffirming all other aspects of our full-year financial guidance as previously communicated in our February 23, 2024 earnings release.

Financial Results:	Prior Outlook	Current Outlook
Commodity Inflation	3% to 4%	2% to 3%

GAAP Effective Tax Rate	14% to 16%	29% to 31%

Adjusted Effective Tax Rate	14% to 16%	14% to 16%

GAAP diluted earnings per share (1)	$2.27 to $2.46	$0.79 to $0.94

Adjusted diluted earnings per share (2)	$2.51 to $2.66	$2.51 to $2.66
___________________
(1)For GAAP purposes assumes diluted weighted average shares of approximately 91 million.
(2)Assumes adjusted diluted weighted average shares of approximately 89 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Q2 2024 Financial Outlook
The table below presents our expectations for selected fiscal Q2 2024 operating results.

Financial Results:	Q2 2024 Outlook
U.S. comparable restaurant sales	Flat to 1.5%

GAAP diluted earnings per share (1)	$0.53 to $0.58

Adjusted diluted earnings per share (2)	$0.55 to $0.60
___________________
(1)For GAAP purposes assumes diluted weighted average shares of approximately 90 million.
(2)Assumes adjusted diluted weighted average shares of approximately 88 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Reviewing Strategic Alternatives for Brazil Operations
The Company also announced that it is exploring and evaluating strategic alternatives for the Company’s Brazil operations that have the potential to maximize value for our shareholders, including but not limited to, a possible sale of the operations. The Board of Directors has retained BofA Securities, Inc. as its financial advisor.

The Company plans to proceed in a timely manner, but has not set a definitive timetable for completion of this process. There can be no assurance that this review will result in a transaction or other strategic alternative of any kind. The Company does not intend to make any further public comment regarding the review unless it determines that disclosure is appropriate or necessary.

Conference Call
The Company will host a conference call today, May 7, 2024 at 8:00 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns and operates more than 1,450 restaurants in 46 states, Guam and 13 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margins, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes, overall and particularly within our two segments.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five, Six and Seven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2024 Financial Outlook” and “Q2 2024 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impact of the strategic review process for our Brazil operations or any resulting action or inaction; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 31, 2024	MARCH 26, 2023
Revenues
Restaurant sales	$1,179,487	$1,228,234
Franchise and other revenues	15,840	16,512
Total revenues	1,195,327	1,244,746
Costs and expenses
Food and beverage	357,829	384,214
Labor and other related	343,202	341,542
Other restaurant operating	290,272	282,927
Depreciation and amortization	49,282	46,302
General and administrative	66,776	65,804
Provision for impaired assets and restaurant closings	10,873	3,324
Total costs and expenses	1,118,234	1,124,113
Income from operations	77,093	120,633
Loss on extinguishment of debt	(135,797)	—
Interest expense, net	(13,616)	(12,444)
(Loss) income before provision for income taxes	(72,320)	108,189
Provision for income taxes	9,970	14,761
Net (loss) income	(82,290)	93,428
Less: net income attributable to noncontrolling interests	1,582	2,117
Net (loss) income attributable to Bloomin’ Brands	$(83,872)	$91,311

(Loss) earnings per share:
Basic	$(0.96)	$1.02
Diluted	$(0.96)	$0.93

Weighted average common shares outstanding:
Basic	87,024	89,116
Diluted	87,024	98,011

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 31, 2024	MARCH 26, 2023
Revenues
Restaurant sales	$1,030,896	$1,080,569
Franchise and other revenues	12,208	12,427
Total revenues	$1,043,104	$1,092,996
International Segment
Revenues
Restaurant sales (1)	$148,591	$147,665
Franchise and other revenues	3,632	4,085
Total revenues	$152,223	$151,750
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$97,484	$133,243
International	15,762	24,508
Total segment income from operations	113,246	157,751
Unallocated corporate operating expense	(36,153)	(37,118)
Total income from operations	$77,093	$120,633
________________
(1)Includes $9.6 million of Restaurant sales in Brazil for the thirteen weeks ended March 26, 2023 in connection with value added tax exemptions resulting from tax legislation.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	MARCH 31, 2024	DECEMBER 31, 2023
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$131,664	$111,519
Net working capital (deficit) (1)	$(595,885)	$(659,021)
Total assets	$3,394,239	$3,424,081
Total debt, net	$951,778	$780,719
Total stockholders’ equity	$305,435	$412,003
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 31, 2024	MARCH 26, 2023
Income from operations	$77,093	$120,633
Operating income margin	6.4%	9.7%
Less:
Franchise and other revenues	15,840	16,512
Plus:
Depreciation and amortization	49,282	46,302
General and administrative	66,776	65,804
Provision for impaired assets and restaurant closings	10,873	3,324
Restaurant-level operating income (1)	$188,184	$219,551
Restaurant-level operating margin	16.0%	17.9%
Adjustments:
Asset impairments and closure-related costs (2)	434	—
Total restaurant-level operating income adjustments	434	—
Adjusted restaurant-level operating income	$188,618	$219,551
Adjusted restaurant-level operating margin	16.0%	17.9%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.
(2)Represents costs in connection with the 2023 Closure Initiative.

U.S.	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 31, 2024	MARCH 26, 2023
Income from operations	$97,484	$133,243
Operating income margin	9.3%	12.2%
Less:
Franchise and other revenues	12,208	12,427
Plus:
Depreciation and amortization	39,968	38,163
General and administrative	25,796	25,505
Provision for impaired assets and restaurant closings	10,936	3,324
Restaurant-level operating income	$161,976	$187,808
Restaurant-level operating margin	15.7%	17.4%
Adjustments:
Asset impairments and closure-related costs (1)	434	—
Total restaurant-level operating income adjustments	434	—
Adjusted restaurant-level operating income	$162,410	$187,808
Adjusted restaurant-level operating margin	15.8%	17.4%
_________________
(1)Represents costs in connection with the 2023 Closure Initiative.

International	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 31, 2024	MARCH 26, 2023
Income from operations	$15,762	$24,508
Operating income margin	10.4%	16.2%
Less:
Franchise and other revenues	3,632	4,085
Plus:
Depreciation and amortization	7,261	5,919
General and administrative	7,829	7,673
Provision for impaired assets and restaurant closings	(63)	—
Restaurant-level operating income	$27,157	$34,015
Restaurant-level operating margin	18.3%	23.0%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FAVORABLE (UNFAVORABLE) CHANGE IN ADJUSTED YEAR TO DATE
	MARCH 31, 2024		MARCH 26, 2023
	REPORTED	ADJUSTED (1)	REPORTED	ADJUSTED
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Food and beverage	30.3%	30.3%	31.3%	31.3%	1.0%
Labor and other related	29.1%	29.1%	27.8%	27.8%	(1.3)%
Other restaurant operating	24.6%	24.6%	23.0%	23.0%	(1.6)%

Restaurant-level operating margin	16.0%	16.0%	17.9%	17.9%	(1.9)%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating margin adjustments. All restaurant-level operating margin adjustments for the periods presented were recorded within Labor and other related expense.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
Consolidated	MARCH 31, 2024	MARCH 26, 2023
Income from operations	$77,093	$120,633
Operating income margin	6.4%	9.7%
Adjustments:
Total restaurant-level operating income adjustments (1)	434	—
Asset impairments and closure-related charges (2)	12,521	—
Total income from operations adjustments	12,955	—
Adjusted income from operations	$90,048	$120,633
Adjusted operating income margin	7.5%	9.7%

U.S. Segment
Income from operations	$97,484	$133,243
Operating income margin	9.3%	12.2%
Adjustments:
Total restaurant-level operating income adjustments (1)	434	—
Asset impairments and closure-related charges (2)	11,685	—
Total income from operations adjustments	12,119	—
Adjusted income from operations	$109,603	$133,243
Adjusted operating income margin	10.5%	12.2%

International Segment
Income from operations	$15,762	$24,508
Operating income margin	10.4%	16.2%
Adjustments:
Asset impairments and closure-related charges (2)	49	—
Total income from operations adjustments	49	—
Adjusted income from operations	$15,811	$24,508
Adjusted operating income margin	10.4%	16.2%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)Includes asset impairment, closure costs and severance in connection with the 2023 Closure Initiative.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 31, 2024	MARCH 26, 2023
Net (loss) income attributable to Bloomin’ Brands	$(83,872)	$91,311
Adjustments:
Income from operations adjustments (1)	12,955	—
Loss on extinguishment of debt (2)	135,797	—
Total adjustments, before income taxes	148,752	—
Adjustment to provision for income taxes (3)	(1,366)	—
Net adjustments	147,386	—
Adjusted net income	$63,514	$91,311

Diluted (loss) earnings per share	$(0.96)	$0.93
Adjusted diluted earnings per share	$0.70	$0.98

Diluted weighted average common shares outstanding (4)	87,024	98,011
Adjusted diluted weighted average common shares outstanding (4)	91,055	93,180
________________
(1)See Table Six Adjusted Income from Operations Non-GAAP Reconciliations above for details regarding Income from operations adjustments.
(2)Includes losses associated with the partial repurchase of the 2025 Notes.
(3)Includes the tax effects of non-GAAP adjustments determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates for all periods presented. The primary difference between GAAP and adjusted effective income tax rates relates to certain non-deductible losses and other tax costs associated with partial repurchase of the 2025 Notes.
(4)Due to a GAAP net loss, antidilutive securities are excluded from diluted weighted average common shares outstanding for the thirteen weeks ended March 31, 2024. However, considering the adjusted net income position, adjusted diluted weighted average common shares outstanding incorporates 4,031 dilutive securities, including 3,132 for outstanding warrants. Adjusted diluted weighted average common shares outstanding was calculated including the benefit of our convertible notes hedge.

Following is a summary of the financial statement line item classification of the net (loss) income adjustments:

	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 31, 2024	MARCH 26, 2023
Labor and other related	$434	$—
General and administrative	2,427	—
Provision for impaired assets and restaurant closings	10,094	—
Loss on extinguishment of debt	135,797	—
Provision for income taxes	(1,366)	—
Net adjustments	$147,386	$—

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	DECEMBER 31, 2023	OPENINGS	CLOSURES	OTHER	MARCH 31, 2024
U.S.
Outback Steakhouse
Company-owned	562	4	(22)	—	544
Franchised	126	—	(1)	—	125
Total	688	4	(23)	—	669
Carrabba’s Italian Grill
Company-owned (1)	198	—	(7)	1	192
Franchised (1)	19	—	—	(1)	18
Total	217	—	(7)	—	210
Bonefish Grill
Company-owned	170	—	(8)	—	162
Franchised	6	—	(2)	—	4
Total	176	—	(10)	—	166
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	—	—	64
Aussie Grill
Company-owned	4	—	—	—	4
Franchised	1	1	—	—	2
Total	5	1	—	—	6
U.S. total (2)	1,150	5	(40)	—	1,115
International
Company-owned
Outback Steakhouse - Brazil (3)	155	4	—	—	159
Other (3)(4)	36	1	—	—	37
Franchised
Outback Steakhouse - South Korea (2)	92	1	(1)	—	92
Other (4)	47	1	—	—	48
International total	330	7	(1)	—	336
System-wide total	1,480	12	(41)	—	1,451
System-wide total - Company-owned	1,189	9	(37)	1	1,162
System-wide total - Franchised	291	3	(4)	(1)	289
____________________
(1)During the thirteen weeks ended March 31, 2024, we purchased one franchised Carrabba’s Italian Grill location which is now operated as Company-owned.
(2)Excludes four off-premises only kitchens as of March 31, 2024. One location was Company-owned in the U.S and all others were franchised in South Korea as of March 31, 2024.
(3)The restaurant counts for Brazil, including Abbraccio and Aussie Grill restaurants within International Company-owned Other, are reported as of November 30, 2023 and February 29, 2024, respectively, to correspond with the balance sheet dates of this subsidiary.
(4)International Company-owned Other and International Franchised Other included two and five Aussie Grill locations, respectively, as of March 31, 2024.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 31, 2024 (1)	MARCH 26, 2023
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (2)
Outback Steakhouse	(1.2)%	4.9%
Carrabba’s Italian Grill	0.4%	6.7%
Bonefish Grill	(4.9)%	5.2%
Fleming’s Prime Steakhouse & Wine Bar	(2.0)%	3.6%
Combined U.S.	(1.6)%	5.1%
International
Outback Steakhouse - Brazil (3)(4)	(0.7)%	14.3%

Traffic:
U.S.
Outback Steakhouse	(4.2)%	(1.5)%
Carrabba’s Italian Grill	(2.9)%	1.7%
Bonefish Grill	(7.1)%	(0.5)%
Fleming’s Prime Steakhouse & Wine Bar	(5.0)%	0.2%
Combined U.S.	(4.3)%	(0.7)%
International
Outback Steakhouse - Brazil (3)	(3.7)%	2.2%

Average check per person (5):
U.S.
Outback Steakhouse	3.0%	6.4%
Carrabba’s Italian Grill	3.3%	5.0%
Bonefish Grill	2.2%	5.7%
Fleming’s Prime Steakhouse & Wine Bar	3.0%	3.4%
Combined U.S.	2.7%	5.8%
International
Outback Steakhouse - Brazil (3)	2.7%	11.6%
____________________
(1)For Q1 2024, comparable restaurant sales, traffic and average check per person compare the thirteen weeks from January 1, 2024 through March 31, 2024 to the thirteen weeks from January 2, 2023 through April 2, 2023.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates and the benefit of the Brazil value added tax exemptions.
(4)Includes trading day impact from calendar period reporting.
(5)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.